Exhibit 10.5

NYMEX HOLDINGS, INC.

NOTICE OF GRANT OF STOCK OPTION

Conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock,                      (the “Grantee”) has been granted an option (the “Option”) to purchase certain shares of NYMEX Holdings, Inc. common stock, par value $0.01 per share (the “Stock”), pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

Grant Date:	November 17, 2006

Number of Option Shares:

Exercise Price (per share):	$59.00

Expiration Date:	November 17, 2014

Tax Status of Option:	Non-Qualified Stock Option

Vested Shares: Except as provided below, and provided that the Grantee’s Service has not terminated prior to any applicable date set forth below, the number of Vested Shares as of each date set forth below shall be:

Vesting Date	Percentage Vested
November 17, 2007	25%
November 17, 2008	25%
November 17, 2009	25%
November 17, 2010	25%

Notwithstanding the foregoing, all Options awarded hereunder shall 100% vest if the Grantee is terminated without Cause or terminates as a result of a Constructive Discharge during the eighteen (18) month period following a Change in Control.

By signing below, the Grantee hereby agrees that the Option is governed by this Notice, and by the provisions of the Plan and the attached Terms and Conditions, both of which are incorporated herein and made a part of this document. The Grantee acknowledges receipt of a copy of the Plan and the attached Terms and Conditions, represents that the Grantee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. Capitalized terms used in this Notice and the attached Terms and Conditions shall have the meaning assigned in the Plan, unless otherwise indicated. This Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

NYMEX HOLDINGS, INC.		GRANTEE

By:
Name:		Name:
Title:
Address:	One North End Avenue	Address:
World Financial Center
New York, NY 10282-1101

TERMS AND CONDITIONS

Pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), and conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock, NYMEX Holdings, Inc., a Delaware corporation (together with all successors thereto, the “Company”), the person (the “Grantee”) named in the Notice of Grant of Stock Option (the “Notice”) to which these Terms and Conditions are attached is hereby granted an option (together with the Notice, referred to herein as the “Option”) to purchase on or prior to the expiration date specified in the Notice (the “Expiration Date”), or such earlier date as is specified herein, all or any part of the number of shares of Stock of the Company indicated in the Notice (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares,” each as adjusted pursuant to Section 15 of the Plan), at the exercise price per share specified in the Notice (the “Exercise Price”), subject to these Terms and Conditions, the Notice and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Notice and the Plan (as applicable).

If this Option is designated as an Incentive Stock Option in the Notice, this Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. To the extent that any portion of this Option does not so qualify as an Incentive Stock Option or, if this Option is designated as a Non-Qualified Stock Option in the Notice, it shall be deemed a Non-Qualified Stock Option. The Grantee should consult with the Grantee’s own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements).

1. Exercise of Option.

(a) The Grantee may exercise this Option only by delivering (1) an exercise notice (an “Exercise Notice”) in substantially the form of Appendix A attached hereto to the Company’s Chief Financial Officer or, if none, the Chief Executive Officer, indicating his or her election to purchase some or all of the Option Shares with respect to which this Option has vested at the time of delivery of such Exercise Notice (which amount shall be specified in the Exercise Notice), and (2) payment in full of the aggregate Exercise Price; provided that such exercise shall be effective only upon receipt by such officer of the Exercise Notice and the aggregate Exercise Price. Payment of the aggregate Exercise Price for the Option Shares elected to be purchased by the Grantee may be made by one or more of the following methods:

(i) in cash, by certified or bank check, or other instrument acceptable to the Board in U.S. funds payable to the order of the Company in an amount equal to the aggregate Exercise Price of such Option Shares;

(ii) by the Grantee delivering to the Company a promissory note in a form approved by the Board, if the Board has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of the Grantee’s Option; provided that at least so much of the Exercise Price as represents the par value of the shares of Stock to be issued shall be paid other than with a promissory note if otherwise required by state law;

(iii) if permitted by the Board, (x) by having the Company withhold from such Option Shares shares having a Fair Market Value equal to the aggregate Exercise Price of the Option Shares, (y) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Grantee on the open market or that have been held by the Grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, (z) by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the aggregate Exercise Price of such Option Shares, provided that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; or

(iv) a combination of the payment methods set forth in clauses (i), (ii) and (iii) above, if applicable.

(b) The Company shall not be required to issue fractional shares upon the exercise of this Option.

2. Subject to Plan.

Notwithstanding anything in these Terms and Conditions or the Notice to the contrary, to the extent of any conflict between the terms of the Plan, these Terms and Conditions and the Notice, the terms of the Plan shall control.

3. Transferability.

This Option is personal to the Grantee and is not transferable by the Grantee in any manner other than by will or by the laws of descent and distribution; provided that if this Option is designated as a Non-Qualified Stock Option, such Non-Qualified Stock Option may also be transferred with the prior written consent of the Company by the Grantee, without consideration for the transfer, to any of the Grantee’s Family Members (the “Permitted Transferees”), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan, the Notice and these Terms and Conditions, and all references to the Grantee herein shall be deemed to include the Permitted Transferee. This Option may be exercised during the Grantee’s lifetime only by the Grantee (or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity) or by a Permitted Transferee pursuant to this Section 3.

4. Effect of Certain Transactions.

Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or parent or subsidiary of the Company) as a result of which the holders of the Company’s outstanding Common Stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 15 of the Plan (an “Assumption”), this Option shall terminate. In the event of such termination, the Grantee shall be permitted to exercise the Option prior to the anticipated effective date of the Transaction to the extent the Option is then vested and exercisable; provided, however, that the Grantee may, but will not be required to, condition such exercise upon the effectiveness of the Transaction.

5. Lock-up Provision.

In connection with a public offering by the Company of its Common Stock, the Grantee (including any Permitted Transferee), if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period to be determined by the managing underwriter. For purposes of this Section 5, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.

6. Restrictive Covenants.

(a) Prohibited Competition.

(i) Non-Competition; Non-Solicitation. During the Grantee’s Service to the Company and for a period of two years following the termination of the Grantee’s Service to the Company for any reason or for no reason, the Grantee will not, without the prior written consent of the Company:

(A) For the Grantee or on behalf of any other person or entity, directly or indirectly, either as principal, partner, stockholder, officer, director, member employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company (and/or any of its Affiliates), except that nothing contained herein will preclude the Grantee from purchasing or owning securities of any such business if such securities are publicly traded, and provided that the Grantee’s holdings do not exceed one percent of the issued and outstanding securities of any class of securities of such business; or

(B) Either individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company (and/or any of its Affiliates), any customers or patrons of the Company (and/or any of its Affiliates), or any prospective customers or patrons with respect to which the Company (and/or any of its Affiliates) has developed or made a sales presentation (or similar offering of services); or

(C) Either individually or on behalf of or through any third party, directly or indirectly, (1) solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultant to the Company (and/or any of its Affiliates) to leave the service of the Company (and/or any of its Affiliates) for any reason, or (2) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company (and/or any of its Affiliates) while any such person is providing services to the Company (and/or any of its Affiliates) or within six months after any such person has ceased providing services to the Company (and/or any of its Affiliates); or

(D) Either individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company (and/or any of its Affiliates) and any vendor or supplier to the Company (and/or any of its Affiliates).

(ii) Reasonableness of Restrictions. The Grantee further recognizes and acknowledges that (i) the types of employment which are prohibited by this Section 6 are narrow and reasonable in relation to the skills which represent the Grantee’s principal salable asset both to the Company (and/or any Affiliates) and to the Grantee’s other prospective employers and (ii) the time period and the scope of the provisions of this Section 6 are reasonable, legitimate and fair to the Grantee in light of the Company’s (and/or its Affiliates’) need to market its services and sell its products and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which the Grantee is qualified to earn his or her livelihood.

(b) Protected Information. The Grantee will at all times, while the Grantee is performing Services and after the termination of the Grantee’s Service to the Company for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company, use, except as required in the course of performance of the Grantee’s duties for the Company (and/or any of its Affiliates) or by court order, disclose or give to others any Confidential Information. In the event the Grantee is questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, the Grantee will promptly notify the Company. Upon the termination of the Grantee’s Service to the Company for any reason or for no reason, or if the Company otherwise requests, the Grantee will return to the Company all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained). The terms of this Section 6 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that the Grantee may have relating to the protection of the Company’s (and/or any of its Affiliates’) Confidential Information. The terms of this Section 6 will survive indefinitely any termination of the Grantee’s Service to the Company for any reason or for no reason. For purposes of this Option, “Confidential Information” means confidential and proprietary information of the Company (and/or any of its Affiliates), whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of the Company (and/or any of its Affiliates) or of any third party provided to the Grantee or the Company (and/or any of its Affiliates) under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by the Grantee. The term “trade secrets,” as used herein, will be given its broadest possible interpretation under the law of the State of New York and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

(c) Ownership of Ideas, Copyrights and Patents.

(i) Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, computer programs, software, applications, techniques, methods, and formulae (collectively, the “Inventions”) which may be used in the current or planned business of the Company (and/or any of its Affiliates) or which in any way relates to such business, whether patentable, copyrightable or not, which the Grantee may conceive, reduce to practice or develop while the Grantee is providing Services to the Company (and, if based on or related to any Confidential Information, within two years after termination of such employment for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company’s (and/or any of its Affiliates’) premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company (and/or any of its Affiliates) or otherwise, will be the sole and exclusive property of the Company, and that the Grantee will not publish any of the Inventions without the prior written consent of the Company. Without limiting the foregoing, the Grantee also acknowledges that all original works of authorship which are made by the Grantee (solely or jointly with others) within the scope of the Grantee’s Service to the Company or which relate to the business of the Company (and/or any of its Affiliates) and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). The Grantee hereby assigns to the Company all of the Grantee’s right, title and interest in and to all of the foregoing. The Grantee further represents that, to the best of the Grantee’s knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that the Grantee will use his or her best efforts to prevent any such violation.

(ii) Cooperation. At any time during the Grantee’s Service to the Company or after the termination of the Grantee’s Service to the Company for any reason or for no reason, the Grantee will cooperate fully with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the

Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you personally will be assigned by the Grantee to the Company without charge by the Grantee.

(iii) Licensing and Use of Inventions. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which the Grantee has not prepared or originated in the performance of the Grantee’s Service to the Company, but which the Grantee provides to the Company (and/or any of its Affiliates) or incorporates in any Company product or system, the Grantee hereby grants to the Company and its Affiliates a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. The Grantee will not include in any Inventions the Grantee delivers to the Company (and/or any of its Affiliates) or use on its behalf, without the prior written approval of the Company, any material which is or will be patented, copyrighted or trademarked by the Grantee or others unless the Grantee provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company and its Affiliates to use such material in a manner consistent with then-current Company policy.

(iv) Prior Inventions. Listed below are any and all Inventions in which the Grantee claims or intends to claim any right, title and interest (collectively, “Prior Inventions”), including, without limitation, patent, copyright and trademark interests, which to the best of the Grantee’s knowledge will be or may be delivered to the Company in the course of the Grantee’s Service to the Company, or incorporated into any Company product or system. The Grantee acknowledges that the Grantee’s obligation to disclose such information is ongoing while the Grantee continues to provide Services to the Company.

List of Prior Inventions:

(d) Non-Disparagement. The Grantee agrees not to make or solicit or encourage others to make or solicit directly or indirectly any disparaging, derogatory or negative statement or communication, oral or written, about the Company or any of its Affiliates or any of their respective businesses, business practices, programs, products, services, operations, policies, activities, current or former officers, directors, managerial personnel, or other employees, or their customers to any other person or entity; provided, however, that such restriction shall not prohibit truthful testimony compelled by valid legal process.

(e) Injunctive Relief. The Grantee hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Section 6 will result in substantial, continuing and irreparable injury to the Company (and/or any of its Affiliates). Therefore, in addition to any other remedy that may be available to the Company (and/or any of its Affiliates), the Company (and/or any of its Affiliates) will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Section 6. The period during which the covenants contained in this Section 6 will apply will be extended by any periods during which the Grantee is found by a court to have been in violation of such covenants.

(f) Forfeiture. If, at any time following the Grant Date, the Grantee’s Service to the Company is terminated by the Company for Cause, or the Grantee violates the terms of this Section 6, all Option Shares shall immediately expire and shall no longer be exercisable by the Grantee, and all Issued Shares then-held by the Grantee shall be immediately forfeited to the Company (and the Grantee hereby acknowledges and agrees that the Company may take any and all actions it deems appropriate to effect such forfeiture); provided, however, if the Grantee has sold or otherwise transferred the Issued Shares prior to any required forfeiture hereunder, then the Grantee agrees to pay to the Company an amount equal to the difference between the aggregate Fair Market Value (determined as of the date of termination or breach, as applicable) of the Issued Shares the Grantee held prior to such sale or transfer over the aggregate Exercise Price for such Issued Shares.

(g) Survival of Acknowledgements and Agreements. The Grantee’s acknowledgements and agreements set forth in this Section 6 will survive the termination of Option and the termination of the Grantee’s Service to the Company for any reason or for no reason.

7. Constructive Discharge.

A “Constructive Discharge” termination means that the Grantee voluntarily terminates his employment upon (or in connection with) or within the 18 month period following a Change in Control after the occurrence of any of the following: (i) a material diminution in the Grantee’s position, authority, duties, responsibilities or status (including without limitation diminution in: office, title, reporting relationships, level of responsibility, scope of authority, sophistication of work, or material diminution of number of direct reports, among other things) as in effect immediately prior to the Change in Control, (ii) a reduction in the Grantee’s base salary from his or her highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) the Grantee’s involuntary cessation of participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Grantee’s participation relative to similarly situated employees, (iv) without the Grantee’s express written consent, relocation of Grantee’s work situs to a location that is not in the New York City metropolitan area, or (v) the failure of the Company to obtain an agreement satisfactory to the Grantee from any successor to the Company to assume and agree to perform the Company’s obligations under this Agreement or any other agreement between the Grantee and the Company. For these purposes, the Grantee will be deemed to have voluntarily terminated his employment based on a Constructive Discharge “in connection with” a Change in Control prior to the closing date of a Change in Control if any of the occurrences identified above occur on or after the date the Company formally begins to consider a Change in Control or has knowledge that a Change in Control is imminent, and a Change in Control actually occurs.

8. Miscellaneous Provisions.

(a) Integrated Agreement. The Notice, the Plan and these Terms and Conditions constitute the entire understanding and agreement between the Grantee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of these Terms and Conditions shall survive any exercise of this Option and shall remain in full force and effect.

(b) Change and Modifications. The Board may terminate or amend the Plan or this Option at any time; provided, however, that except as provided in Section 4 hereof in connection with a Transaction, no such termination or amendment may adversely affect this Option without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law, rule or regulation or, to the extent that this Option is designated as an Incentive Stock Option, is required to enable this Option to continue to qualify as an Incentive Stock Option.

(c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or one (1) business day after deposit with a nationally recognized expedited delivery service, such as Federal Express. Notices to the Company or the Grantee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

Appendix A

STOCK OPTION EXERCISE NOTICE

Form for Unregistered Shares

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, NY 10282-1101

Attention: Chief Financial Officer	Date:

Pursuant to the terms of the Notice of Grant of Stock Option dated                      and the accompanying Terms and Conditions granted pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan and entered into by NYMEX Holdings, Inc. (the “Company”) and me on such date, I hereby partially/fully exercise circle one such option by including herein payment in the amount of $                     representing the purchase price for                      shares of the Company’s common stock, all of which have vested in accordance with the Notice of Grant of Stock Option. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan, the Notice of Grant of Stock Option, and the accompanying Terms and Conditions, copies of which I have received and carefully read and understand, to all of which I hereby expressly assent.

I hereby represent that I am purchasing the shares of common stock for my own account and not with a view to any sale or distribution thereof. I understand that such shares cannot be resold unless they are registered in accordance with the Securities Act of 1933, as amended, or pursuant to an exemption from such registration requirements. I further understand that Rule 144, promulgated under the Securities Act of 1933, as amended, which permits limited public resale of securities acquired in a nonpublic offering is available only if certain conditions are satisfied. I acknowledge that any sale of such shares that might be made in reliance on Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon my request. Finally, I agree that, if the option is designated as an “incentive stock option” in the Notice of Grant of Stock Option, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the option or within two (2) years of the date of grant of the option.

Sincerely yours,

Signature:
Print Name:
Address:

Telephone:
e-mail:

Appendix A

STOCK OPTION EXERCISE NOTICE

Form for Registered Shares

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, NY 10282-1101

Attention: Chief Financial Officer	Date:

Pursuant to the terms of the Notice of Grant of Stock Option dated                      and the accompanying Terms and Conditions granted pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan and entered into by NYMEX Holdings, Inc. (the “Company”) and me on such date, I hereby partially/fully exercise circle one such option by including herein payment in the amount of $                     representing the purchase price for                      shares of the Company’s common stock, all of which have vested in accordance with the Notice of Grant of Stock Option. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan, the Notice of Grant of Stock Option, and the accompanying Terms and Conditions, copies of which I have received and carefully read and understand, to all of which I hereby expressly assent.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the shares.

I agree that, if the option is designated as an “incentive stock option” in the Notice of Grant of Stock Option, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the option or within two (2) years of the date of grant of the option.

Sincerely yours,

Signature:
Print Name:
Address:

Telephone:
e-mail: